FOURTH AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Fourth Amendment") is entered into as of December 31, 1999, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

     WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").

     WHEREAS, Borrower desires to amend the terms of the Loan Agreement to reflect the renewal of the Loan Agreement and to provide further financial accommodations under the Loan Agreement.

     WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.       AMENDMENTS TO THE LOAN AGREEMENT

     A. The definition of "Inventory Cap Adjustment" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Inventory Cap Adjustment" shall mean, at any time, the amount, if any, by which the Inventory Utilization exceeds $30,000,000.

     B. The definition of "Maximum Credit" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Maximum Credit" shall mean the amount of $60,000,000.

     C. The definition of "Prime Rate" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, at its office in Charlotte, North Carolina, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     D. Section 1 of the Loan Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

          "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of New York or Illinois or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

          "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

          "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

          "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

          "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-half of one percent (.5%) per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half of one percent (2.5%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of two and one-half of one percent (2.5%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half of one percent (4.5%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under
          Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

          "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

          "Reference Bank" shall mean First Union National Bank or such other bank as Lender may from time to time designate.

     E. Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          2.1 REVOLVING LOANS.

               (a) Subject to, and upon the terms and conditions contained herein, Lender may, in its sole discretion, agree to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount which is equal to the sum of:

                    (i) the sum of:

                    (A) eighty-five percent (85%) of the Net Amount of Eligible Borrower Accounts, plus

                    (B) the sum of (a) sixty percent (60%) of the value of Eligible Borrower Inventory which constitutes finished goods and (b) the sum of fifty-five percent (55%) of Eligible Borrower Inventory excluding finished goods; plus

                    (ii) provided that Caldwell is Solvent at the time of the proposed Revolving Loans, the sum of:

                    (A) the lesser of $3,500,000, or

                    (B) (i) eighty-five percent (85%) of Eligible Caldwell Accounts; plus (ii) the sum of (x) sixty percent (60%) of the value of Eligible Caldwell Inventory which constitutes finished goods and (y) fifty-five percent (55%) of the value of Eligible Caldwell Inventory, excluding finished goods; plus

                    (iii) provided that Fox Valley is Solvent at the time of the proposed Revolving Loans, the sum of:

                          (A)      the lesser of $2,500,000, or

          (B) (I) EIGHTY-FIVE PERCENT (85%) OF ELIGIBLE FOX ACCOUNTS; PLUS (ii) the sum of (x) sixty percent (60%) of Eligible Fox Valley Inventory which constitutes finished goods and (y) fifty-five percent (55%) of the value of Eligible Fox Valley INVENTORY, EXCLUDING FINISHED GOODS; LESS

                    (IV) ANY AVAILABILITY RESERVES; LESS

                    (v) the Inventory Cap Adjustment (the calculation determined in this Section 2.1(a) is hereinafter referred to as the "Borrowing Base")

     F. Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          3.1 Interest.

               (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate applicable to Prime Rate Loans. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     G. Section 3.3 of the Loan Agreement is hereby amended by deleting the reference to "$5,000" and inserting "two thousand five hundred dollars ($2,500)" in place thereof.

     H. Section 3 of the Loan Agreement is hereby amended by adding, at the end of such section the following Section 3.4:

          3.4 Changes in Laws and Increased Costs of Loans.

               (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

          I. Section 12.1(a) is hereby amended and restated in its entirety to read as follows:

               (a) This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the date December 31, 2001 (the "Renewal Date"), with the Renewal Date being extended on each Renewal Date to the date which is the year after the then current Renewal Date unless sooner terminated pursuant to the terms hereof. Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time.

     J. Section 12.1(c) is hereby amended and restated in its entirety to read as follows:

          (c) If for any reason this Agreement is terminated by the Borrower prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee equal to (i) two percent (2%) of the outstanding balance of the Revolving Loans if such termination occurs on or prior to December 31, 2000 and (ii) one percent (1%) of the outstanding balance of the Revolving Loans if such termination occurs after December 31, 2000 but prior to the end of the then current term or renewal term of this Agreement. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

II. CONDITIONS TO EFFECTIVENESS OF FOURTH AMENDMENT. This Fourth Amendment shall become effective on the date (the "Effective Date") when Borrower shall satisfy all of the following conditions:

     A. FOURTH AMENDMENT. Borrower and Lender shall have duly executed and delivered this Fourth Amendment.

     B. FEE. Lender shall have received a payment of One Hundred Thousand and No/100 Dollars ($100,000) as a fee for the renewal of the Loan Agreement and for Lender's execution of this Fourth Amendment.

     C.   ADDITIONAL   MATTERS.   Lender   shall   have   received   such  other
          ----------   --------
          certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

IV. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Fourth Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Fourth Amendment, which representations and warranties shall survive the execution and delivery of this Fourth Amendment, that:

          A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

          B. the execution, delivery and performance of this Fourth Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action;

          C. this Fourth Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity; and

          D. all of the representations and warranties contained in the Loan Agreement and in the other Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date of this Fourth Amendment after giving effect to this Fourth Amendment.

V.       MISCELLANEOUS.

          A.   EFFECT;  RATIFICATION.   The  amendments  set  forth  herein  are
               -------  -------------
               effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan
               Agreement as amended hereby. This Fourth Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

          B.   COSTS AND  EXPENSES.  Borrower  shall pay to Lender on demand all
               ----- ---  ---------
               reasonable out-of-pocket costs, expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Fourth Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit
               Accommodations;   (e)  costs  and  expenses  of  preserving   and
               protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Fourth Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

          C.   CERTAIN WAIVERS; RELEASE. Although Borrower does not believe that
               ------- -------- --------
               it has any claims against Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Fourth Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Fourth Amendment.

          D. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

          E. SEVERABILITY. Any provision contained in this Fourth Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Fourth Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

         F.   GOVERNING  LAW.  THIS FOURTH  AMENDMENT  SHALL BE GOVERNED BY AND
               CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                    [remainder of page intentionally left blank]

          S-1 IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

                                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                                    BY
                                    NAME:
                                    TITLE:

                                CONSENT

     By Guarantee dated September 27, 1996 (as amended, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Guaranteed Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Amendment No. 4 to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith. The Guarantor hereby acknowledges and agrees to the increase in the amount of maximum credit extended to Borrower pursuant to the Amendment and acknowledges and agrees that the Guarantee applies to the Obligations owed by Borrower under and pursuant to the Loan Agreement, as amended by the Amendment, including, without limitation, the increase in the definitions of Inventory Cap Adjustment and Maximum Credit to $30,000,000 and $60,000,000 respectively.

                                               SHERMAN WIRE COMPANY

                                               BY
                                               NAME:
                                               TITLE:

                                     CONSENT

     By Confirmation Agreement dated September 27, 1996, relating to that Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, relating to, among other things the Secured Guaranty Agreement dated October 16, 1987 (collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Amendment No. 4 to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith. The Guarantor hereby acknowledges and agrees to the increase in the amount of maximum credit extended to Borrower pursuant to the Amendment and acknowledges and agrees that the Guarantee applies to the Obligations owed by Borrower under and pursuant to the Loan Agreement, as amended by the Amendment, including, without limitation, the increase in the definitions of Inventory Cap Adjustment and Maximum Credit to $30,000,000 and $60,000,000 respectively.

                                               SHERMAN WIRE OF CALDWELL, INC.

                                               BY
                                               NAME:
                                               TITLE:

                                     CONSENT

     By Confirmation Agreement dated September 27, 1996, relating to that Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993 (as amended, collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Amendment No. 4 to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith. The Guarantor hereby acknowledges and agrees to the increase in the amount of maximum credit extended to Borrower pursuant to the Amendment and acknowledges and agrees that the Guarantee applies to the Obligations owed by Borrower under and pursuant to the Loan Agreement, as amended by the Amendment, including, without limitation, the increase in the definitions of Inventory Cap Adjustment and Maximum Credit to $30,000,000 and $60,000,000 respectively.

                                               FOX VALLEY STEEL AND WIRE COMPANY

                                               BY
                                               NAME:
                                               TITLE:

(A)      Relates to the acquisition of EWP.

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